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                                                                    Exhibit 5.01

                    [LETTERHEAD OF MORRISON & FOERSTER LLP]

                                                  January 29, 1998

IDT Corporation
190 Main Street
Hackensack, New Jersey 07601
Re: Registration Statement on Form S-3 (File No. 333-     )
Dear Ladies and Gentlemen:

    At your request, we have examined the Registration Statement (the "Registration Statement") on Form S-3 filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), filed by IDT Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission relating to the registration under the Securities Act of 503,750 shares of the Company's common stock, par value $.01 per share (the "Stock"). The Registration Statement includes (i) up to 478,750 authorized but unissued shares being offered by the Company and (ii) up to 25,000 shares being offered by a stockholder of the Company (the "Selling Stockholder") upon conversion of 25,000 shares of the Company's Class A Stock presently held by him. The Stock will be sold to certain underwriters for resale to the public.

    As counsel to the Company, we have examined the proceedings taken and proposed to be taken by the Company in connection with the proposed issuance and sale by the Company of the Stock and the sale of Stock by the Selling Stockholder. We have also examined (i) the Registration Statement and (ii) the Registration Statement on Form S-3 (File No. 333-43501) filed by the Company on December 30, 1997, Amendment No. 1 thereto filed on January 6, 1998, and Amendment No. 2 thereto filed on January 28, 1998.

    We are of the opinion that (a) the shares of Stock to be offered and sold by the Company have been duly authorized and, when issued and sold by the Company in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be validly issued, fully paid and nonassessable and (b) the shares of Stock to be offered and sold by the Selling Stockholder have been duly authorized and, upon the conversion of 25,000 shares of the Company's Class A Stock currently held by him in accordance with the Company's Restated Certificate of Incorporation, will be validly issued, fully paid and nonassessable.

    We consent to the use of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,
                                          /s/ Morrison & Foerster LLP
                                          Morrison & Foerster LLP